Exhibit 99.1

FOR IMMEDIATE RELEASE February 2, 2010	Investor Contact: Martie Edmunds Zakas Sr. Vice President – Strategy, Corporate Development & Communications 770-206-4237 mzakas@muellerwp.com

Media Contact: John Pensec Director - Corporate Communications & Public Affairs 770-206-4240 jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL FIRST QUARTER 2010 RESULTS

$0.07 LOSS PER SHARE IN THE FIRST QUARTER

$51.4 MILLION IN FREE CASH FLOW IN THE QUARTER

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $313.1 million and a net loss of $10.7 million in the quarter ended December 31, 2009. Summarized consolidated 2010 first quarter results compared to 2009 first quarter results are as follows:

•	Net sales in the 2010 first quarter were $313.1 million, down 14.8 percent compared to $367.7 million in the 2009 first quarter.

•

Income from operations in the 2010 first quarter was $0.3 million compared to a loss from operations of $387.1 million in the 2009 first quarter. Adjusted income from operations in the 2010 first quarter was $0.7 million compared to $12.7 million in the 2009 first quarter.

•	Adjusted EBITDA was $21.5 million in the 2010 first quarter compared to $35.5 million in the 2009 first quarter.

•	Net loss per share was $0.07 in the 2010 first quarter compared to a net loss per share of $3.47 in the 2009 first quarter. Adjusted net loss per share was $0.00 in the 2009 first quarter.

•

Cash provided by operating activities in the 2010 first quarter was $60.1 million compared to cash used in operating activities of $17.9 million in the 2009 first quarter. Free cash flow was $51.4 million in the 2010 first quarter compared to negative $27.9 million in the 2009 first quarter.

“Performance at Mueller Co. continued to improve in the first quarter as demand increased year-over-year due to repair and replacement spending on water infrastructure systems. Mueller Co. also saw the benefits of positive operating leverage resulting in incremental margin improvement. We have not yet seen the same pick-up in demand at U.S. Pipe where volume decreased year-over-year. Based on our quotation activity in the first quarter, we believe we will see year-over-year volume increases in the second half of the year as stimulus-related and other projects begin construction. However, market conditions for U.S. Pipe will remain challenging. Demand for Anvil products continues to be adversely impacted by the fall-off in non-residential construction spending. While the rate of decline has generally been slowing, Anvil will also face difficult market conditions throughout the year,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

1200 Abernathy Road, N.E. – Suite 1200 – Atlanta, GA 30328

www.muellerwaterproducts.com

“Strong free cash flow generation in the first quarter and proceeds from our divestitures helped enable us to repay $40 million of our term debt in January 2010. Since January 2009, we have reduced our debt by $392 million.

During the first quarter, we continued to see positive signs of year-over-year improvements relative to our water infrastructure market. We expect to begin to see the impact of these developments in the second half of the year, although we believe the recovery will be prolonged.”

First Quarter Consolidated Results

Net sales in the 2010 first quarter of $313.1 million declined $54.6 million from $367.7 million in the 2009 first quarter. Net sales decreased $38.7 million due to lower shipment volumes and $22.3 million due to lower pricing. U.S. Pipe and Anvil experienced shipment volume declines, partially offset by higher shipment volumes at Mueller Co. Lower pricing occurred primarily at U.S. Pipe. Favorable changes in Canadian currency exchange rates increased net sales by $6.4 million.

Adjusted income from operations in the 2010 first quarter of $0.7 million declined $12.0 million from $12.7 million in the 2009 first quarter. Results were negatively impacted by the lower sales pricing, $22.5 million of higher per-unit overhead costs on products sold due to lower production and $10.9 million due to lower shipment volumes. The quarter’s results were positively impacted by $25.5 million of lower raw material costs, $12.4 million of manufacturing cost savings and $7.1 million of lower selling, general and administrative expenses.

First Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. increased $13.7 million to $133.3 million in the 2010 first quarter from $119.6 million in the 2009 first quarter. Net sales increased due mostly to $13.6 million of higher shipment volumes. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter all increased above the prior year period.

Adjusted income from operations of $16.0 million and adjusted EBITDA of $28.4 million in the 2010 first quarter compare to income from operations of $8.5 million and EBITDA of $20.8 million in the 2009 first quarter. Adjusted income from operations increased $7.5 million due to $4.9 million of higher shipment volumes, $4.9 million of lower raw material costs and $4.4 million of manufacturing cost savings. These items were partially offset by $7.0 million of higher per-unit overhead costs on products sold due to lower production.

U.S. Pipe

Net sales for U.S. Pipe of $79.7 million in the 2010 first quarter declined $36.0 million from $115.7 million in the 2009 first quarter. Net sales decreased due to $20.3 million of lower pricing and $15.7 million of lower shipment volumes.

Adjusted loss from operations of $11.9 million and an adjusted EBITDA loss of $7.5 million in the 2010 first quarter compare to adjusted loss from operations of $6.5 million and an adjusted EBITDA loss of $0.4 million in the 2009 first quarter. Adjusted loss from operations increased $5.4 million primarily due to $20.3 million of lower sales pricing, $8.2 million of higher per-unit overhead costs on products sold due to lower production and $4.2 million of lower shipment volumes. These decreases in operating results were partially offset by $22.7 million of lower raw material costs and $6.6 million of manufacturing cost savings.

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Anvil

Net sales for Anvil of $100.1 million in the 2010 first quarter declined $32.3 million from $132.4 million in the 2009 first quarter. Net sales decreased due to $36.6 million of lower shipment volumes partially offset by $4.2 million due to favorable changes in Canadian currency exchange rates.

Income from operations of $4.5 million and EBITDA of $8.4 million in the 2010 first quarter compare to adjusted income from operations of $21.3 million and adjusted EBITDA of $25.5 million in the 2009 first quarter. Income from operations decreased $16.8 million due to $11.6 million of lower shipment volumes and $7.3 million of higher per-unit overhead costs on products sold due to lower production. These decreases were partially offset by $1.5 million of lower selling, general and administrative expenses and $1.4 million of manufacturing cost savings.

During the 2010 first quarter, Anvil sold certain of the assets of Picoma, its electrical fittings business, in exchange for cash and certain assets of Seminole Tubular Company, which complement our existing mechanical pipe nipple business. The Company received net proceeds of $12.3 million and recognized a pre-tax gain of $1.6 million.

Interest Expense

Net interest expense of $16.8 million in the 2010 first quarter decreased from $17.3 million in the 2009 first quarter. The decrease was due to lower debt levels during the 2010 first quarter partially offset by higher interest rates.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net loss and free cash flow as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding impairment and restructuring charges. Adjusted EBITDA represents income (loss) before depreciation, amortization, debt-related transactions, interest income, income taxes, impairment and restructuring charges. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”). Adjusted net loss excludes impairment and restructuring charges. These items are excluded because they are considered unusual and not indicative of recurring operations. Free cash flow, which represents cash flows from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 3, 2010 at 9:00 a.m. EST. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water

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Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost reductions, production increases or decreases, inventory control, and the integration of acquired businesses; and general changes in economic and financial conditions, residential and non-residential construction, and municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, fire hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the residential and non-residential construction, oil & gas, HVAC and fire protection industries. With latest 12 months net sales through December 31, 2009 of $1.4 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 5,100 people. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s Web site at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2009	September 30, 2009
	(in millions)
Assets:
Cash and cash equivalents	$124.0	$61.5
Receivables, net	140.6	216.3
Inventories	303.0	342.8
Deferred income taxes	29.0	30.8
Assets held for sale	35.6	13.9
Other current assets	57.9	80.8

Total current assets	690.1	746.1

Property, plant and equipment, net	286.8	296.4
Identifiable intangible assets, net	656.2	663.6
Other noncurrent assets	32.8	33.4

Total noncurrent assets	975.8	993.4

Total assets	$1,665.9	$1,739.5

Liabilities and stockholders’ equity:
Current portion of long-term debt	$11.7	$11.7
Accounts payable	74.3	111.7
Other current liabilities	74.1	97.4

Total current liabilities	160.1	220.8

Long-term debt	725.7	728.5
Deferred income taxes	180.4	180.0
Other noncurrent liabilities	169.8	173.9

Total liabilities	1,236.0	1,303.2

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized; 154,295,036 shares and 153,790,887 shares outstanding at December 31, 2009 and September 30, 2009, respectively	1.5	1.5
Additional paid-in capital	1,598.8	1,599.0
Accumulated deficit	(1,089.0)	(1,078.3)
Accumulated other comprehensive loss	(81.4)	(85.9)

Total stockholders’ equity	429.9	436.3

Total liabilities and stockholders’ equity	$1,665.9	$1,739.5

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended December 31,
	2009	2008
	(in millions, except per share amounts)
Net sales	$313.1	$367.7
Cost of sales	257.2	292.7

Gross profit	55.9	75.0

Operating expenses:
Selling, general and administrative	55.2	62.3
Impairment	—	400.0
Restructuring	0.4	(0.2)

Total operating expenses	55.6	462.1

Income (loss) from operations	0.3	(387.1)

Interest expense, net	16.8	17.3
Gain on repurchase of debt	—	(1.5)

Loss before income taxes	(16.5)	(402.9)
Income tax benefit	(5.8)	(2.9)

Net loss	$(10.7)	$(400.0)

Basic and diluted net loss per share	$(0.07)	$(3.47)

Basic and diluted weighted average shares outstanding	154.0	115.4

Dividends declared per share	$0.0175	$0.0175

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED DECEMBER 31, 2009

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)
Balance at September 30, 2009	$1.5	$1,599.0	$(1,078.3)	$(85.9)	$436.3

Net loss	—	—	(10.7)	—	(10.7)
Dividends declared	—	(2.7)	—	—	(2.7)
Stock-based compensation	—	2.4	—	—	2.4
Stock issued under stock compensation plans	—	0.1	—	—	0.1
Net unrealized gain on derivative instruments	—	—	—	1.1	1.1
Foreign currency translation	—	—	—	2.5	2.5
Minimum pension liability	—	—	—	0.9	0.9

Balance at December 31, 2009	$1.5	$1,598.8	$(1,089.0)	$(81.4)	$429.9

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended December 31,
	2009	2008
	(in millions)
Operating activities:
Net loss	$(10.7)	$(400.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	13.0	15.5
Amortization	7.8	7.3
Impairment	—	400.0
Gain on repurchase of debt	—	(1.5)
Stock-based compensation	2.4	3.3
Deferred income taxes	(1.1)	1.1
Other, net	(0.4)	4.3
Changes in assets and liabilities:
Receivables	62.6	84.2
Inventories	20.0	(34.6)
Other current assets and other noncurrent assets	25.2	(9.9)
Accounts payable and other liabilities	(58.7)	(87.6)

Net cash provided by (used in) operating activities	60.1	(17.9)

Investing activities:
Capital expenditures	(8.7)	(10.0)
Proceeds from sales of assets	14.0	3.9

Net cash provided by (used in) investing activities	5.3	(6.1)

Financing activities:
Increase (decrease) in outstanding checks	1.8	(0.3)
Debt paid or repurchased	(2.8)	(4.9)
Common stock issued	0.1	0.2
Dividends paid	(2.7)	(2.0)

Net cash used in financing activities	(3.6)	(7.0)

Effect of currency exchange rate changes on cash	0.7	(1.1)

Net change in cash and cash equivalents	62.5	(32.1)
Cash and cash equivalents at beginning of period	61.5	183.9

Cash and cash equivalents at end of period	$124.0	$151.8

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended December 31, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$133.3	$79.7	$100.1	$—	$313.1

Income (loss) from operations	$15.9	$(12.2)	$4.5	$(7.9)	$0.3

Interest expense, net					16.8
Income tax benefit					(5.8)

Net loss					$(10.7)

Net loss per diluted share					$(0.07)

Capital expenditures	$3.7	$4.0	$1.0	$—	$8.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$15.9	$(12.2)	$4.5	$(7.9)	$0.3
Restructuring	0.1	0.3	—	—	0.4

Adjusted income (loss) from operations	16.0	(11.9)	4.5	(7.9)	0.7
Depreciation and amortization	12.4	4.4	3.9	0.1	20.8

Adjusted EBITDA	$28.4	$(7.5)	$8.4	$(7.8)	$21.5

Adjusted net loss:
Net loss					$(10.7)
Restructuring, net of tax					0.2

Adjusted net loss					$(10.5)

Adjusted net loss per diluted share					$(0.07)

Free cash flow:
Net cash provided by operating activities					$60.1
Capital expenditures					(8.7)

Free cash flow					$51.4

Net debt (end of period):
Current portion of long-term debt					$11.7
Long-term debt					725.7

Total debt					737.4
Less cash and cash equivalents					(124.0)

Net debt					$613.4

	Three months ended December 31, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$119.6	$115.7	$132.4	$—	$367.7

Income (loss) from operations	$(332.0)	$(65.8)	$21.3	$(10.6)	$(387.1)

Interest expense, net					17.3
Gain on repurchase of debt					(1.5)
Income tax benefit					(2.9)

Net loss					$(400.0)

Net loss per diluted share					$(3.47)

Capital expenditures	$3.3	$3.4	$3.2	$0.1	$10.0

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$(332.0)	$(65.8)	$21.3	$(10.6)	$(387.1)
Impairment	340.5	59.5	—	—	400.0
Restructuring	—	(0.2)	—	—	(0.2)

Adjusted income (loss) from operations	8.5	(6.5)	21.3	(10.6)	12.7
Depreciation and amortization	12.3	6.1	4.2	0.2	22.8

Adjusted EBITDA	$20.8	$(0.4)	$25.5	$(10.4)	$35.5

Adjusted net loss:
Net loss					$(400.0)
Impairment					400.0
Restructuring, net of tax					(0.1)

Adjusted net loss					$(0.1)

Adjusted net loss per diluted share					$(0.00)

Free cash flow:
Net cash used in operating activities					$(17.9)
Capital expenditures					(10.0)

Free cash flow					$(27.9)

Net debt (end of period):
Current portion of long-term debt					$13.2
Long-term debt					1,075.8

Total debt					1,089.0
Less cash and cash equivalents					(151.8)

Net debt					$937.2